UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2011

TIB FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Florida	000-21329	65-0655973
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

599 9th Street North, Suite 101
Naples, FL 34102-5624
(Address of principal executive offices) (Zip Code)

(239) 263-3344
 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

TIB Financial Corp. (the “Company”) held its Annual Meeting of Shareholders on May 24, 2011. The shareholders considered four proposals, each of which is described in more detail in the Company’s definitive proxy statement dated April 29, 2011.

Proposal 1: Election of four nominees to serve as Class I directors each for a term of two years, and two nominees to serve as Class II directors each for a term of one year, or until his or her successor is duly elected and qualified. The votes were cast as follows:

Name	Votes For	Withheld	Broker Non-Votes
Class I:
Peter N. Foss	11,913,161	6,141	257,678
Howard B. Gutman	11,912,379	6,923
Christopher G. Marshall	11,880,745	38,557
R. Bruce Singletary	11,880,596	38,706
Class II:
William A. Hodges	11,913,223	6,079
R. Eugene Taylor	11,880,484	38,818

The following director’s term of office continued after the annual meeting: Bradley A. Boaz.

All director nominees were duly elected.

Proposal 2: Ratification of the action of the Audit Committee of the Board of Directors in appointing PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011. The votes were cast as follows:

Votes For	Votes Against	Abstained	Broker Non-Votes
12,167,492	7,913	1,575	0

Proposal 2 was approved.

Proposal 3: Approval of a nonbinding advisory proposal regarding TIB Financial Corp.’s executive compensation matters. The votes were cast as follows:
Votes For	Votes Against	Abstained	Broker Non-Votes
11,904,587	13,807	908	257,678

Proposal 3 was approved.

Proposal 4: Approval of a nonbinding advisory proposal regarding the frequency of future advisory proposals on TIB Financial Corp.’s executive compensation matters. The votes were cast as follows:
1 Year	2 Years	3 Years	Abstained	Broker Non-Votes
62,556	3,509	11,851,245	1,992	257,678

Shareholders approved having an advisory proposal on executive compensation matters every three years.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2011	TIB FINANCIAL CORP.

	By:	/s/ Christopher G. Marshall
Christopher G. Marshall
Chief Financial Officer